Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Kinetik Holdings Inc. of our report dated February 16, 2022, relating to the financial statements of Gulf Coast Express Pipeline LLC appearing in Altus Midstream Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas
April 1, 2022